Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FIRST QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS

Board of Directors Approves Special Cash Distribution of $0.50 Per Share

CHELMSFORD, Mass., November 29, 2012 – Sycamore Networks, Inc. (NASDAQ: SCMR), today reported its results for the first quarter ended October 27, 2012. Revenue for the first quarter of fiscal 2013 was $12.1 million, compared with $15.4 million for the first quarter of fiscal 2012.

Net loss for the first quarter of fiscal 2013, on a generally accepted accounting principles (“GAAP”) basis, was $6.8 million, or $0.23 per share, compared with a GAAP net loss of $1.6 million, or $0.06 per share, for the first quarter of fiscal 2012.

Non-GAAP net loss for the first quarter of fiscal 2013 was $3.9 million, or $0.14 per share, compared with a non-GAAP net loss of $0.9 million, or $0.03 per share for the first quarter of fiscal 2012. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in the table immediately following the Unaudited Condensed Consolidated Statements of Operations included with this press release.

The Company also announced that, on November 27, 2012, its Board of Directors approved a special cash distribution of $0.50 per share of its common stock. The special cash distribution will be paid on December 20, 2012 to stockholders of record as of December 10, 2012. Given the amount of the special cash distribution, the Company expects that the ex-dividend date for the special cash distribution will be December 6, 2012, which is two business days prior to the record date for the special cash distribution.

The Company also announced it will not be holding a conference call with investors regarding its first quarter results.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. Sycamore products enable network operators to efficiently and cost-effectively provision and manage network capacity to support a wide range of converged services such as voice, video and data. Our global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

We wish to caution you that certain matters discussed in this press release may constitute “forward-looking statements,” as defined under the federal securities laws. Risks and uncertainties relating to the Company’s business could cause actual events and results to differ materially from those stated or implied in such statements. Potential risks and uncertainties include, among others, the impact of the announcement of the sale of substantially all of the assets of our Intelligent Bandwidth Management business (the “Asset Sale”) and the dissolution of the Company on the trading price of our common stock and our business and on our relationships with our customers, suppliers and employees; our ability to successfully close the Asset Sale and the timing of such closing; difficulties associated with identifying, analyzing or consummating strategic alternatives with respect to our IQstream® business and our other remaining non-cash assets; our inability to predict the timing, amount or nature of any additional cash distributions to stockholders; the Company’s reliance on a limited number of customers; industry pricing pressures; the consolidation of both suppliers and customers in the telecommunications marketplace; and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	October 27, 2012	July 31, 2012
Assets

Current assets:
Cash and cash equivalents	$105,608	$136,654
Short-term investments	39,938	234,965
Accounts receivable, net	5,720	7,785
Inventories	8,836	8,469
Prepaid and other current assets	828	1,589

Total current assets	160,930	389,462

Property and equipment, net	3,705	4,276
Long-term investments	0	67,774
Other assets	348	422

Total Assets	$164,983	$461,934

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$5,296	$7,871
Other current liabilities	8,849	8,401

Total current liabilities	14,145	16,272

Long term deferred revenue	1,391	1,469
Long term liabilities	1,965	1,962

Total liabilities	17,501	19,703

Common stock	29	29
Additional paid-in capital	1,301,414	1,589,357
Accumulated deficit	(1,153,638)	(1,146,882)
Accumulated other comprehensive loss	(323)	(273)

Total stockholders’ equity	147,482	442,231

Total Liabilities and Stockholders’ Equity	$164,983	$461,934

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	Oct 27, 2012	Oct 29, 2011

Revenue	$12,064	$15,380
Cost of revenue	4,903	6,262

Gross profit	7,161	9,118

Operating expenses:
Research and development	6,489	6,485
Sales and marketing	2,381	2,670
General and administrative	3,087	1,985
Asset impairment	—	—
Restructuring	1,988	(271)

Total operating expenses	13,945	10,869

Loss from operations	(6,784)	(1,751)

Interest and other income, net	201	234

Loss before income taxes	(6,583)	(1,517)
Income tax expense (benefit)	173	97

Net loss	$(6,756)	$(1,614)

Net loss per share:
Basic	$(0.23)	$(0.06)
Diluted	$(0.23)	$(0.06)

Weighted average shares outstanding:
Basic	28,881	28,741
Diluted	28,881	28,741

Sycamore Networks, Inc.

Reconciliation of Selected GAAP-based Measures to Non-GAAP-based Measures

(in thousands, except per share data)

	Three Months Ended
	Oct 27, 2012	Oct 29, 2011

GAAP gross profit	$7,161	$9,118
Less:
Stock-based compensation expense	128	151

Non-GAAP gross profit	$7,289	$9,269

GAAP operating expenses	$13,945	$10,869
Less:
Restructuring	1,988	(271)
Stock-based compensation expense-R&D	330	383
Stock-based compensation expense-S&M	165	210
Stock-based compensation expense-G&A	217	230

Non-GAAP operating expenses	$11,245	$10,317

GAAP loss from operations	$(6,784)	$(1,751)
Less:
Restructuring	1,988	(271)
Stock-based compensation expense	840	974

Non-GAAP loss from operations	$(3,956)	$(1,048)

GAAP net loss	$(6,756)	$(1,614)
Less:
Restructuring	1,988	(271)
Stock-based compensation expense	840	974

Non-GAAP net loss	$(3,928)	$(911)

GAAP net loss per share:
Basic	$(0.23)	$(0.06)
Diluted	$(0.23)	$(0.06)

Less:
Restructuring	$0.07	$(0.01)
Stock-based compensation expense	$0.03	$0.04

Non-GAAP net loss per share:
Basic	$(0.14)	$(0.03)
Diluted	$(0.14)	$(0.03)